UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                    May 24, 2005

Medis Technologies Ltd.

(Exact name of Registrant as specified in its charter)

Delaware	0-30391	13-3669062
(State of incorporation)	(Commission File No.)	(IRS Employer Identification
No.)

805 Third Avenue
New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number: (212) 935-8484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On May 24, 2005, More Energy Limited, a wholly-owned subsidiary of Medis Technologies Ltd. (the “Registrant”), entered into a Letter of Agreement for Design Services (the “Agreement”) with Celestica Ireland Limited (“Celestica”). The Agreement is dated as of May 6, 2005.

Pursuant to the Agreement, Celestica’s Automated Manufacturing Services division will commence the design of a semi-automated production line to be installed in the Registrant’s Israel facilities that will be used to produce the Registrant’s fuel cell Power Pack products. Celestica will also be the electronics manufacturing services partner of choice for the future manufacture of the Registrant’s Power Pack products.

A copy of the press release announcing the Agreement is being furnished as Exhibit 99.1 to this report.

Item 7.01	Regulation FD Disclosure.

On June 1, 2005, Robert K. Lifton, the Chairman and CEO of the Registrant will deliver a speech upon the commencement of trading of The Nasdaq Stock Market (“Nasdaq”). The speech is being furnished as Exhibit 99.2 to this report.

The speech may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risk and uncertainties, including, but not limited to, the successful completion of product development, the success of product tests, commercialization risks, availability of financing and results of financing efforts. Further information regarding these and other risks is described from time to time in the Registrant’s filings with the SEC.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired - None
(b) Pro Forma Financial Information - None
(c) Exhibits:

Exhibit No.	Description

99.1	Press release dated May 25, 2005
99.2	Speech by Robert K. Lifton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 31, 2005

MEDIS TECHNOLOGIES LTD.

By:	/s/ Robert K. Lifton
Name:	Robert K. Lifton
Title:	Chief Executive Officer